As filed with the Securities and Exchange Commission on March 18, 2026
Registration No. 333-
________________________________________________________________________________
UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
________________________________________________________________________________

Form S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
________________________________________________________________________________
Ovid Therapeutics Inc.
(Exact name of registrant as specified in its charter)
________________________________________________________________________________

Delaware	46-5270895
(State or other jurisdiction of incorporation or organization)	(IRS employer identification number)

441 Ninth Avenue, 14th Floor
New York, New York 10001
(Address of Principal Executive Offices) (Zip Code)
____________
2017 Equity Incentive Plan
(Full title of the plan)
Margaret Alexander
Chief Executive Officer and President
Ovid Therapeutics Inc.
441 Ninth Avenue, 14th Floor New York, New York 10001
(646) 661-7661
(Name, address, including zip code and telephone number, including area code, of agent for service)

Copies to:
Jeffrey Rona Chief Business and Financial Officer Ovid Therapeutics Inc. 441 Ninth Avenue, 14th Floor New York, New York 10001 (646) 661-7661	Laura A. Berezin Jaime L. Chase Cooley LLP 1299 Pennsylvania Avenue, NW, Suite 700 Washington, DC 20004 (206) 452-8700
____________
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large Accelerated Filer	☐	Accelerated Filer	☐
Non-accelerated Filer	☒	Smaller Reporting Company	☒
		Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

PART I
EXPLANATORY NOTE
Ovid Therapeutics Inc. (the “Registrant”) is filing this Registration Statement on Form S-8 (the “Registration Statement”) for the purpose of registering an additional 6,509,217 shares of common stock under the Ovid Therapeutics Inc. 2017 Equity Incentive Plan (the “Plan”).

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
Item 3.    Incorporation of Documents by Reference.
The Registrant hereby incorporates by reference into this Registration Statement the following documents filed by it with the Securities and Exchange Commission (the “Commission”):
(a)the contents of the Registrant’s Registration Statements on Form S-8, previously filed with the Commission on May 22, 2017 (File No. 333-218167), March 29, 2018 (File No. 333-224033), August 7, 2019 (File No. 333-233101), March 11, 2020 (File No. 333-237098), March 17, 2021 (File No. 333-254420), March 15, 2022 (File No. 333-263562), as amended by that certain Post-Effective Amendment No. 1, dated March 16, 2022 (File No. 333-263562), May 5, 2023 (File No. 333-271704) and May 14, 2024 (File No. 333-279405);
(b)the Registrant’s Annual Report on Form 10-K (File No. 001-38085) for the year ended December 31, 2025, filed with the Commission on March 18, 2026 (the “Annual Report”); and
(c)the description of the Registrant’s common stock set forth in the Registrant’s Registration Statement on Form 8-A (File No. 001-38085), filed with the Commission on May 4, 2017, including any amendment thereto or report filed for the purpose of updating such description, including Exhibit 4.2 to the Annual Report.
All documents filed by the Registrant pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended subsequent to the filing of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing such documents, except as to specific sections of such documents as set forth therein. The Registrant is not, however, incorporating by reference any documents or portions thereof, whether specifically listed above or filed in the future, that are not deemed “filed” with the Commission, including any information furnished pursuant to Items 2.02 or 7.01 of Form 8-K or related exhibits furnished pursuant to Item 9.01 of Form 8-K. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement herein or in any subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not constitute a part of this Registration Statement, except as so modified or superseded.

Item 8.    Exhibits.

Exhibit Number	Exhibit Description
4.1
Amended and Restated Certificate of Incorporation (incorporated herein by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K (File No. 001-38085), filed with the Commission on May 14, 2017).

4.2
Certificate of Amendment to Amended and Restated Certificate of Incorporation (incorporated herein by reference to Exhibit 4.3 to the Company’s Registration Statement on Form S-3 (File No. 3330- 292151), filed with the Commission on December 15, 2025).

4.3
Amended and Restated Certificate of Designation of Preferences, Rights and Limitations of Series A Convertible Preferred Stock, as corrected (incorporated herein by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K (File No. 001-38085), filed with the Commission on September 24, 2019).

4.4
Certificate of Designation of Preferences, Rights and Limitations of Series B Convertible Preferred Stock (incorporated herein by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K (File No. 001-38085), filed with the Commission on October 3, 2025).

4.5	Amended and Restated Bylaws (incorporated herein by reference to Exhibit 3.2 to the Registrant’s Current Report on Form 8-K (File No. 001-38085), filed with the Commission on October 3, 2025).

5.1	Opinion of Cooley LLP.

23.1	Consent of Independent Registered Public Accounting Firm.

23.2	Consent of Cooley LLP (included in Exhibit 5.1).

24.1	Power of Attorney (included on the signature page to this Registration Statement).

99.1	2017 Equity Incentive Plan (incorporated herein by reference to Exhibit 4.12 to the Registrant’s Registration Statement on Form S-8 (File No. 333-218167), filed with the Commission on May 22, 2017).

107	Filing fee table.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York on March 18, 2026.

OVID THERAPEUTICS INC.

By:	/s/ Margaret Alexander
Margaret Alexander
President, Chief Executive Officer and Director
POWER OF ATTORNEY
KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Margaret Alexander and Jeffrey Rona, and each or any one of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitutes or substitute, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement on Form S-8 has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Margaret Alexander	President, Chief Executive Officer and Director (Principal Executive Officer)	March 18, 2026
Margaret Alexander

/s/ Jeffrey Rona	Chief Business and Financial Officer (Principal Financial and Accounting Officer)	March 18, 2026
Jeffrey Rona

/s/ Jeremy M. Levin, DPhil, MB BChir	Executive Chairman	March 18, 2026
Jeremy M. Levin, DPhil, MB BChir

/s/ Karen Bernstein, PhD	Director	March 18, 2026
Karen Bernstein, PhD

/s/ Barbara Duncan	Director	March 18, 2026
Barbara Duncan

/s/ Kevin Fitzgerald, PhD	Director	March 18, 2026
Kevin Fitzgerald, PhD

/s/ Bart Friedman	Director	March 18, 2026
Bart Friedman

/s/ Stelios Papadopoulos	Director	March 18, 2026
Stelios Papadopoulos